Exhibit 99.1

Contact: Igor Khislavsky
Senior Director, Investor Relations
Telephone: (617) 375-7500

American Tower Corporation Announces Pricing of Securities Offering

Boston, Massachusetts - March 27, 2018: American Tower Corporation (NYSE: AMT) (the “Company”) today announced that certain of its indirect subsidiaries priced, in a private transaction, $500.0 million aggregate principal amount of Secured Tower Revenue Securities, Series 2018-1, Subclass A (the “Series 2018-1A Securities”). Upon issuance, the Series 2018-1A Securities will have a principal balance of $500.0 million, an interest rate of 3.652% and an expected life of approximately ten years, with a final maturity of March 2048. The Company intends to use the net proceeds of this offering to repay borrowings under its revolving credit facilities.

To satisfy the applicable risk retention requirements of Regulation RR promulgated under the Securities Exchange Act of 1934, as amended (the “Risk Retention Rules”), an affiliate of the Company intends to purchase $26.4 million aggregate principal amount of Secured Tower Revenue Securities, Series 2018-1, Subclass R (the “Series 2018-1R Securities” and, together with the Series 2018-1A Securities, the “Securities”) to retain an “eligible horizontal residual interest” (as defined in the Risk Retention Rules) in an amount equal to at least 5% of the fair value of the Securities. Upon issuance, the Series 2018-1R Securities will have an interest rate of 4.459% and an expected life of approximately ten years, with a final maturity of March 2048.

The Securities will be backed by a loan to two special-purpose subsidiaries of the Company that will be secured primarily by mortgages on their interests in 5,116 communications sites. The transaction is expected to close on March 29, 2018, subject to customary closing conditions.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the Securities, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The Securities subject to the proposed offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, to persons that qualify as accredited investors within the meaning of Regulation D under the Securities Act and to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. Unless so registered, the Securities may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

About American Tower

American Tower, one of the largest global REITs, is a leading independent owner, operator and developer of multitenant communications real estate with a portfolio of over 150,000 communications sites.

Cautionary Language Regarding Forward-Looking Statements

This press release contains statements about future events and expectations, or “forward-looking statements,” all of which are inherently uncertain. The Company has based those forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, statements regarding the Company’s ability to complete the offering and the Company’s expectations for the use of proceeds from the offering. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include market conditions for corporate debt generally, for the securities of telecommunications companies and for the Company’s indebtedness in particular. For other important factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in the offering memorandum for this offering and Item 1A of the Form 10-K for the year ended

December 31, 2017 under the caption “Risk Factors” and in other filings the Company makes with the Securities and Exchange Commission. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

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